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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): March 30, 2000

                                 PLAINWELL INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                                  -------                                38-3391489
   (Sate of other jurisdiction                      (Commission                             (IRS Employer
        of incorporation)                           File Number)                          Identification No.)


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                                 PLAINWELL INC.
                         1270 Northland Drive, Suite 300
                              Minneapolis, MN 55120
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            (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code (651) 365-3100


                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

         PLAINWELL INC. will not file its annual report on Form 10-K for the year ending December 31, 1999, on its March 30 deadline for making such filing for the following reasons. In preparing the financial statements to be included in our annual report, we determined that as of December 31, 1999, we were in default of the minimum net worth covenant as defined in our revolving credit facility with Congress Financial Corporation ("Congress"). We are in discussions with Congress regarding such default and anticipate obtaining a waiver from Congress relating to such default. We also anticipate amending the credit agreement to avoid future default of the net worth covenant.
While there can be no assurances that we will obtain such waiver and amendment, we anticipate having them in place in time to file our annual report in the next 15 days.

         This filing contains forward-looking statements which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, each of which involves risks and uncertainties that may affect our business and prospects. Such forward-looking statements include, without limitation, our ability to obtain the waiver and amendment from Congress and to file our annual report on Form 10-K within the timeframe discussed above. Investors should consult the Corporation's ongoing interim and quarterly filings and annual reports for additional information on risks and uncertainties relating to forward-looking statements. Investors are cautioned not to rely on these forward-looking statements. We do not undertake to update these forward-looking statements.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         None


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PLAINWELL INC.



                                 By:    /S/ Jeffrey A. Arnesen
                                 Name:  Jeffrey A. Arnesen
                                 Title: Senior Vice President and Chief
                                        Financial Officer




Dated:   March 30, 2000